UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

NantHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Jefferson Blvd

Culver City, California 90232

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (310) 883-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001	NH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07  Submission of Matters to a Vote of Security Holders.

NantHealth, Inc. (the “Company”) held its 2021 annual meeting of stockholders on June 16, 2021 (the “Annual Meeting”). Of the 113,390,267 shares of the Company’s common stock outstanding as of the record date of April 20, 2021, 87,753,591 shares of common stock were represented at the Annual Meeting, either in person via live internet webcast or by proxy, constituting approximately 77.39% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.

Election of Directors. Each of the following nominees was elected to serve as a director, to hold office until our 2022 annual meeting of stockholders and until his respective successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal, based on the following results of voting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Patrick Soon-Shiong, M.D.	74,748,735	5,064,438	7,940,417
Michael S. Sitrick	77,509,756	2,303,416	7,940,417
Kirk K. Calhoun	77,557,737	2,255,435	7,940,417
Michael Blaszyk	77,515,737	2,297,435	7,940,417
Deanna Wise	77,594,265	2,218,908	7,940,417

2.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified based on the following results of the voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,375,821	28,602	349,166	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer

Date: June 21, 2021